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                                                                Exhibit 10.20(h)

Millennium Chemicals Inc.
2001 Omnibus Incentive Compensation Plan
Restricted Stock Award Agreement

U.S. Award Agreement for Officers and Key Employees
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Dear                    :
     -------------------

Congratulations on your selection as a Participant in the Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan (the "Plan").

This Award Agreement and the Plan together govern your rights under the Plan and set forth all of the conditions and limitations affecting such rights. Terms used in this Award Agreement that are defined in the Plan shall have the meanings ascribed to them in the Plan. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan's terms shall supersede and replace the conflicting terms of this Award Agreement.

Overview of Your Restricted Stock Grant

1.   "Number of Restricted Shares Granted":
                                            ------------------------------------

2.   "Date of Grant":
                      ----------------------------------------------------------

3. "Lapse of Restriction Date(s)": The Restricted Stock shall vest in accordance with the following:

     (a) One third of your Restricted Stock (expressed in whole shares) will vest on the New York Stock Exchange's ("NYSE") first trading day of January, 2005. The second one third will vest on the NYSE's first trading day of January, 2006 and the final one third, plus any partial share remaining, will vest on the NYSE's first trading day of January, 2007, provided you have continued in the employment of the Company and/or its Subsidiaries through such date.

     (b) All restrictions shall lapse and the Restricted Stock shall become one hundred percent (100%) vested upon your termination of employment due to death, Disability, or Retirement; defined as either (i) age 50 with 15 years of eligible service; or (ii) age 55 with ten years of eligible service; provided that you have continued in the employment of the Company and/or its Subsidiaries through such event.

4. Termination of Employment for Other Reasons. In the event that you terminate employment with the Company and/or its Subsidiaries for any reason other than those reasons set forth in Paragraph 3 or in the event that the Company and/or its Subsidiaries terminates your employment

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     for any reason, all of the unvested Shares of Restricted Stock you hold at the time of your employment termination, and any dividends and other distributions paid with respect to the unvested Shares of Restricted Stock, shall be forfeited to the Company; provided, however, that in the event of a termination of your employment, either the Board or the Committee, in their sole discretion, may waive such automatic forfeiture provision as it deems appropriate.

5. Restricted Stock Certificates: Upon the effectiveness of this Agreement, the Restricted Stock will constitute issued and outstanding shares of Common Stock for all corporate purposes. Your Restricted Stock certificates will not be delivered to you until the restrictions on such Restricted Stock have expired and all other vesting requirements with respect thereto have been fulfilled. The Company (or its agent) will retain custody of any certificates representing the Restricted Stock during the applicable restriction period. Alternatively, the Company may issue the Restricted Stock in the form of uncertificated shares as provided in Section 158 of the Delaware General Corporation Law.

6. Certificate Legend: Each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

          "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan, any administration rules adopted pursuant to such plan, and a Restricted Stock Award Agreement dated ___________. A copy of the Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan, such rules, and such Restricted Stock Award Agreement may be obtained from the Senior Vice President - Human Resources of Millennium Chemicals Inc."

7. Removal of Restrictions: Except as may otherwise be provided herein and in the Plan, the Restricted Stock awarded pursuant to this Award Agreement shall become freely transferable upon the Lapse of Restriction Date(s) (and as applicable, the lapse of restrictions as set forth in Paragraph 9) set forth in this Award Agreement. Once the Restricted Stock is no longer subject to any restrictions, you shall be entitled to have the legend required by Paragraph 6 of this Award Agreement removed from your stock certificates. After the Restricted Stock is no longer subject to any restrictions, the Company will deliver the stock certificates to you.

8. Voting Rights and Dividends. During the Period of Restriction, subject to any limitations provided in the Plan or this Agreement, you may exercise full voting rights with respect to the Shares of Restricted Stock, with the exceptions that (i) all dividends and other distributions paid with respect to the Shares of Restricted Stock shall be deferred until, and paid upon, the Lapse of Restriction Date(s) hereunder; (ii) no dividends or other distributions paid with respect to the Shares of Restricted Stock shall bear interest or be segregated in a separate account; (iii) if any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as are the Shares of Restricted Stock with respect to which they were paid; and (iv) you may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock before the Lapse of Restriction Date(s).

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9.   Change in Control: In the event of a Change in Control, all restrictions on the transferability of outstanding awards of Restricted Stock as set forth in this Award Agreement shall immediately lapse, and thereafter such Shares shall be freely transferable, subject to applicable federal and state securities laws. In addition, any deferred dividends or other distributions paid with respect to the Shares of Restricted Stock, will be paid to you.

10. Nontransferability. During the Period of Restriction, Restricted Stock awarded pursuant to this Award Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated ("Transfer"), other than by will or by the laws of descent and distribution, except as provided in the Plan. If any Transfer, whether voluntary or involuntary, of Restricted Stock is made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Restricted Stock, your right to such Restricted Stock shall be immediately forfeited to the Company, and this Award Agreement shall lapse.

11. Requirements of Law: The granting of Restricted Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12. Inability to Obtain Authorization: The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

13. Tax Withholding: The Company shall have the power and the right to deduct or withhold, or require you or your beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement.

14. Share Withholding: With respect to withholding required upon any other taxable event arising as a result of awards granted hereunder, you may elect, subject to the approval of the Committee or the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. All such elections shall be irrevocable, made in writing, signed, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

15. Administration: This Award Agreement and your rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, all of which shall be binding upon you, the Participant.

16. Continuation of Employment: This Award Agreement shall not confer upon you any right to continuation of employment by the Company, its Affiliates, and/or its Subsidiaries, nor shall this

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     Award Agreement interfere in any way with the Company's, its Affiliates', and/or its Subsidiaries' right to terminate your employment at any time.

17. Amendment to the Plan: The Board may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect your rights to vested Restricted Stock or Shares under this Award Agreement, without your written approval.

18. Successor: All obligations of the Company under the Plan and this Award Agreement, with respect to the Restricted Stock, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

19. Applicable Laws and Consent to Jurisdiction: The validity, construction, interpretation, and enforceability of this Award Agreement shall be determined and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law. For the purpose of litigating any dispute that arises under this Award Agreement, the parties hereby consent to exclusive jurisdiction and agree that such litigation shall be conducted in the federal or state courts of the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and effective as of this ___ day of March 2004.

                                             MILLENNUM CHEMICALS INC.


                                             By:
                                                 -------------------------------

                                             Title:
                                                    ----------------------------

                                             -----------------------------------
                                             Employee

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